Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-1 for United States Commodity Index Funds Trust of our report dated March 10, 2017 relating to the statements of financial condition of United States Commodity Index Funds Trust (the “Trust”) and the United States Agriculture Index Fund (the “Fund”), a series of the Trust, as of December 31, 2016 and 2015, including the schedules of investments as of December 31, 2016 and 2015 and the related statements of operations, changes in capital and changes in shares outstanding and cash flows for the years ended December 31, 2016, 2015, and 2014 of the Trust and the Fund and to our report dated March 10, 2017 relating to the effectiveness of the Trust and the Fund’s internal control over financial reporting, which reports were included in the Form 10-K of United States Commodity Index Funds Trust, and to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SPICER JEFFRIES LLP
Greenwood Village, Colorado
April 26, 2017